UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2016

FAIRMOUNT SANTROL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36670	34-1831554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8834 Mayfield Road, Chesterland, Ohio		44026
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 255-7263

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 20, 2016, Fairmount Santrol Holdings Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, as representative of the several underwriters named therein (the “Underwriters”), in connection with the offering of 25,000,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), sold by the Company (the “Offering”), for total gross proceeds of approximately $148.75 million before deducting underwriting commissions and estimated Offering expenses. The Company granted the Underwriters a 30-day option to purchase up to 3,750,000 additional shares of Common Stock on the same terms.

The Underwriting Agreement contains customary representations, warranties, covenants and conditions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities that could be incurred by them in connection with the Offering.

The Offering is being made pursuant to (i) an effective Registration Statement on Form S-3 (File No. 333-212360) filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2016, including the related base prospectus dated July 14, 2016 and (ii) a related prospectus supplement dated July 20, 2016 and filed with the SEC pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended. The closing of the sale of the shares contemplated by the Underwriting Agreement is expected to occur on July 26, 2016.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On July 20, 2016, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On July 20, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated July 20, 2016, between Fairmount Santrol Holdings Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

5.1	Opinion of Calfee, Halter & Griswold LLP

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1)

99.1	Press Release issued by the Company on July 20, 2016, announcing the launch of the Offering.

99.2	Press Release issued by the Company on July 20, 2016, announcing the pricing of the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairmount Santrol Holdings Inc.
(Registrant)

Date: July 25, 2016	/s/ Michael F. Biehl
Michael F. Biehl Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

1.1	Underwriting Agreement, dated July 20, 2016, between Fairmount Santrol Holdings Inc. and Morgan Stanley & Co. LLC, as representative of the several underwriters named therein.

5.1	Opinion of Calfee, Halter & Griswold LLP

23.1	Consent of Calfee, Halter & Griswold LLP (included in Exhibit 5.1)

99.1	Press Release issued by the Company on July 20, 2016, announcing the launch of the Offering.

99.2	Press Release issued by the Company on July 20, 2016, announcing the pricing of the Offering.